Exhibit 4(a)

GENERAL ELECTRIC CAPITAL CORPORATION,

Issuer

and

THE BANK OF NEW YORK MELLON

Trustee

INDENTURE

Dated as of November 5, 2012

GE CAPITAL SELECT NOTES

CROSS REFERENCE SHEET

between

the provisions of Sections 310 through 318 of the Trust Indenture Act of 1939, as amended, and the GE Capital Select Notes Indenture Provisions:

Section of Trust Indenture Act	Section of the Indenture Provisions

310 (a)(1), (2) and (5)	7.07
310 (a)(3) and (4)	Not applicable
310 (b)	7.08
310 (c)	Not applicable
311 (a) and (b)	*
311 (c)	Not applicable
312 (a)	5.01
312 (b) and (c)	*
313 (a)	5.02
313 (b) (1)	Not applicable
313 (b) (2)	5.02
313 (c)	5.02
313 (d)	5.02
314 (a)	5.03
314 (b)	Not applicable
314 (c) (1) and (2)	*
314 (c) (3)	Not applicable
314 (d)	Not applicable
314 (e)	*
314 (f)	Not applicable
315 (a), (b), (c), (d) and (e)	*
316 (a) (1)	6.01 and 6.07
316 (a) (2)	Omitted
316 (a) last sentence	*
316 (b)	6.04
317 (a)	6.02
317 (b)	4.03
318 (a)	14.10

* Automatically included under Section 318(c) of the Trust Indenture Act of 1939, as amended.

i

          THIS INDENTURE, dated as of November 5, 2012 between General Electric Capital Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York Mellon, a bank duly organized and existing under the laws of the State of New York (the “Trustee”).

W I T N E S S E T H:

          WHEREAS, the Company desires, and the Trustee has agreed, to enter into this Indenture to provide for the issuance of GE Capital Select Notes in one or more series up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors; and

          WHEREAS, all acts and things necessary to make this Indenture a valid agreement of the Company according to its terms, have been done and performed, and the execution and delivery of this Indenture have in all respects been duly authorized,

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

ARTICLE ONE

DEFINITIONS

          Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          “Account” means an account maintained by an agent bank retained by the Company, such account to reflect the aggregate principal amount of Securities owned by a holder of a Security at any time.

          “Agent Bank” means a bank or corporation, and its successors and assigns, appointed by the Company to act as the agent bank for the Company in connection with the Securities.

          “Board of Directors” means the Board of Directors of the Company or any committee of such Board or specified officers and employees of the Company to which the powers of such Board have been lawfully delegated.

          “Company” means General Electric Capital Corporation, a Delaware corporation, until any successor corporation shall have become such pursuant to the provisions of Article Eleven, and thereafter Company shall mean such successor.

          “Dollars” and “$” mean the lawful currency of the United States of America.

          “Established Maximum” means, at any time with respect to any Security, the amount, if any, specified by the Company at such time as the maximum aggregate principal amount of a Security that may be maintained by a holder of a Security in one or more Accounts for the minimum period of time as specified by the Company.

          “Established Minimum” means, at any time with respect to any Security, the amount, if any, specified by the Company at such time as the minimum principal amount of a Security that may be maintained in any Account for the minimum period of time as specified by the Company.

          “Event of Default” has the meaning specified in Section 6.01.

          “Finance Subsidiary” means any Subsidiary engaged within the United States in the business of purchasing notes, accounts receivable (whether or not payable in installments), conditional sale contracts or other paper originating in sales at wholesale or retail, or of leasing new or used products or of making installment loans.

          “Indenture” means this instrument as originally executed or as it may be amended or supplemented from time to time as herein provided and including any resolution of the Board of Directors adopted pursuant to Section 2.01 hereof.

          “Officer’s Certificate” means a certificate signed by the President, the Chairman or any Vice Chairman of the Board, any Senior Vice President or any Vice President or the Treasurer or any Assistant Treasurer of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314(c) of the Trust Indenture Act of 1939, to the extent applicable.

          “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company or may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314(c) of the Trust Indenture Act of 1939, to the extent applicable.

          “Outstanding”, when used with reference to Securities, except as otherwise required by the Trust Indenture Act of 1939, as of any particular time, means all Securities in which Securityholders have made investments as shown on the Securities Register, except:

(a)	Securities or portions thereof theretofore redeemed by the Securityholders pursuant to this Indenture;

(b)	Securities or portions thereof theretofore redeemed by the Company pursuant to the provisions of this Indenture; and

(c)

Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been theretofore deposited in trust with the Trustee or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that if such Securities are to be redeemed, notice of such redemption shall have been mailed as in Article Three provided, or provision therefor satisfactory to the Trustee has been made for mailing such notice.

          “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

          “Person” means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “principal”, when used with respect to any Security, shall include the premium, if any, with respect to such Security.

          “Principal Office of the Trustee”, or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York 10286.

          “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          “Redemption Notice Period” has the meaning specified in Section 3.03.

          “Responsible Officer” when used with respect to the Trustee means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the president, any executive vice president, any senior vice president, any vice president, any second vice president, any assistant vice president, the cashier, any assistant cashier, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any senior trust officer, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, who, in each case, shall have direct responsibility for the administration of this Indenture and shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          “Security” or “Securities” means any GE Capital Select Note or Notes of any series, as the case may be, issued under this Indenture which are evidenced by an individual record or entries in the name of the particular Securityholder established on the Security Register.

          “Securityholder,” “holder of a Security”, “holder” or other similar terms, mean, with respect to a Security, a Person in whose name at the time a particular Security is registered in the Security Register.

          “Security Register” has the meaning specified in Section 4.02(a).

          “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          “Subsidiary” means any corporation of which the Company directly or indirectly owns or controls at the time at least a majority of the outstanding stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of such corporation.

          “Tranche” means an issue of Securities of a series having identical terms as other Securities in the series, except for the issuance date and public offering price, which shall be different from the other Securities in the series but common to the Securities in the Tranche.

          “Trustee” means the corporation or association named as Trustee in this Indenture and, subject to the provisions of Article Seven hereof, shall also include its successors and assigns as Trustee hereunder.

          “Trust Indenture Act of 1939” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 10.03.

ARTICLE TWO

AMOUNT, FORM, PRIORITY, PAYMENT,
INTEREST AND RESTRICTION ON TRANSFER

          Section 2.01. Amount Unlimited; Issuable in Series and Tranches. The aggregate principal amount of Securities which may be issued under this Indenture is unlimited.

          The Securities may be issued in one or more series, each of which may consist of one or more Tranches.

(a)	There shall be established in or pursuant to a resolution of the Board of Directors or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

	(1)	the title of each series (which shall distinguish such series of Securities from all other Securities);

	(2)	any limit upon the aggregate principal amount of any series of Securities which may be issued under this Indenture;

	(3)	the date or dates or the manner of determining the date or dates on which the principal of each series of Securities are payable;

(4)

the rate or rates, or the method of determination thereof, at which each series of Securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and whether interest shall be payable in cash, solely by the purchase of additional Securities of such series or otherwise;

	(5)	the place or places where the principal of and any interest on each series of Securities shall be payable;

(6)

the price or prices at which, the period or periods within which and the terms and conditions upon which each series of Securities may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise, including the Redemption Notice Period;

(7)

the obligation, if any, of the Company to redeem, purchase or repay any series of Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which or process by which and the period or periods within which and the terms and conditions upon which any series of Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

	(8)	the denominations in which any series of Securities shall be issuable;

(9)

if other than the principal amount thereof, the portion of the principal amount of each series of Securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

	(10)	any Events of Default with respect to each series of Securities, if not set forth herein;

	(11)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to any series of Securities; and

	(12)	any other terms of any series (which terms shall not be inconsistent with the provisions of this Indenture).

(b)

Prior to the issuance of the first Security of any series the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the terms of such series have been established in conformity with the provisions of this Indenture and that the Securities of such series will constitute, when issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditor’s rights and to general equity principles.

          Section 2.02. Form. The Securities shall be issued in uncertificated form and no certificate or other instrument evidencing the Securities will be issued.

          Section 2.03. Priority. The Securities shall be unsecured and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

          Section 2.04. Payment. The Securities shall be payable at the office or agency of the Company maintained for such purpose, as may from time to time be designated in writing, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          Section 2.05. Interest. Interest on the Securities shall accrue daily. Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series will be computed on the basis of a 360-day year of twelve 30-day months. There is no minimum or maximum interest rate in respect of the Securities.

          Section 2.06. Restriction on Transfer of Securities. The Securities may not be transferred, in whole or in part, either directly or by operation of law or otherwise, except as determined by the Company from time to time.

          Section 2.07. Reopening of Tranches and Series. All Securities included in any one series need not be issued by the Company at the same time. Unless otherwise provided, a series may be reopened on one or more occasions for issuance of additional Securities.

ARTICLE THREE

REDEMPTION OF SECURITIES

          Section 3.01. Redemption at Option of the Company. The Company may redeem, at any time in its discretion, all or any portion of any or all series of Securities issued under this Indenture.

          Section 3.02. Redemption of Securities With a Principal Amount Less than an Established Minimum or Exceeding an Established Maximum. The Company may redeem, at any time in its discretion, in whole but not in part, any Securities of one or more series the aggregate principal amount of which is below the Established Minimum or in excess of the Established Maximum, each as may be in effect from time to time.

          Section 3.03. Notice of Redemption; Redemption Price; Selection of Securities. In case the Company shall desire to exercise any right to redeem all, or, as the case may be, any part of, any series of Securities, it shall fix a date for redemption and shall mail or cause to be mailed a notice of such redemption to the holders of any series of Securities so to be redeemed at their last addresses as the same appear on the Security Register and to the Trustee at least 30 and not more than 60 days prior to the date fixed for redemption or within such other redemption notice period as has been designated for any Securities of such series pursuant to Section 2.01 (the “Redemption Notice Period”). Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

          Each such notice of redemption shall specify the Redemption Date, the principal amount of the Security being redeemed, the manner in which the redemption price for the Security being redeemed shall be paid (which shall be by check mailed to the Securityholder unless otherwise specified in such notice) and that on and after the Redemption Date any interest on the Security, or on the portions thereof, being redeemed will cease to accrue.

          If notice of redemption has been given as provided above, any series of Securities, or portions thereof, with respect to which such notice has been given shall become due and payable on the Redemption Date at a redemption price equal to 100% of the principal amount thereof being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date, and on and after the Redemption Date (unless the Company shall default in the payment of such Securities, together with any interest accrued and unpaid to but excluding the Redemption Date) any interest on the Securities, or on the portions thereof, so called for redemption shall cease to accrue.

          On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.03, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to redeem on the Redemption Date all the Securities, or portions thereof, so called for redemption, together with accrued and unpaid interest to but excluding the date fixed for redemption. If less than all of any series of Securities are to be redeemed by the Company pursuant to Section 3.01, the Company will give the Trustee and a designated Paying Agent notice not less than 60 days prior to the Redemption Date or at least 10 days prior to the first day of any applicable Redemption Notice Period as to the aggregate principal amount of Securities of such series to be redeemed and the Trustee or a designated Paying Agent shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof to be redeemed.

          Section 3.04. Redemption at the Option of the Holder. Any series of the Securities may be made, by provision contained in or established pursuant to a supplemental indenture or a resolution of the Board of Directors pursuant to Section 2.01, subject to redemption, in whole but not in part, at the option of the holder on a date or dates specified prior to maturity, at such price and subject to such other terms and conditions as may be determined pursuant to Section 2.01(a)(8) and as may be amended from time to time pursuant to Section 10.01(d), together with accrued interest to but not including the date of redemption, on such notice as may be required.

ARTICLE FOUR

COVENANTS

          Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, the Securities of each series in accordance with the terms of such series of Securities.

          Section 4.02. Maintenance of Security Register; Maintenance of Office or Agency.

          (a) The Company will keep at an office or agency proper books of record and account (which books may be in written form or in any other form capable of being converted into written form) in which full and correct entries shall be made of all funds invested in the Securities of each series, together with interest accrued thereon, and all redemptions thereof, and which shall contain the names and addresses of all Securityholders and the principal amounts of their respective Securities (collectively, the “Security Register”).

          (b) The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where notices and demands hereunder upon the Company, as appropriate, in respect of each series of Securities and this Indenture may be served. The Company hereby initially designates the Principal Office of the Trustee as the office or agency of the Company in the Borough of Manhattan, the City of New York, where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give prompt written notice to the Trustee and the Securityholders of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Principal Office of the Trustee.

          Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 7.09, a successor trustee, so that there shall at all times be a Trustee with respect to the Securities hereunder.

          Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee with respect to any series of Securities, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

(1)

that it will hold all amounts held by it as such agent for the payment of the principal of or interest on the Securities of such series on and after the date on which such amounts become due and payable (whether such sums have been paid to it by the Company or by any other obligor on such Securities) in trust for the benefit of the holders of such Securities;

(2)

that it will give the Trustee notice of any failure by the Company (or by any other obligor on such Securities) to make any payment of the principal of or interest on such Securities when the same shall be due and payable; and

(3)

that at any time during the continuance of any failure by the Company (or by any other obligor on such Securities) specified in the preceding paragraph (2), such Paying Agent will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it.

          (b) If the Company shall act as its own paying agent with respect to any series of Securities, it will, on or before each date on which principal of or interest on such Securities shall have become due and payable, set aside, segregate and hold in trust for the benefit of the holders of such Securities a sum sufficient to pay such principal or interest so due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on such Securities) to make any payment of the principal of or interest on such Securities when the same shall become due and payable.

          (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent thereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

          (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.03 and 12.04.

          (e) Whenever the Company shall have one or more Paying Agents with respect to any series of Securities it will, prior to each due date of the principal of, or interest on, the Securities of such series, deposit with a designated Paying Agent a sum sufficient to pay the principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

          Section 4.05. Statement as to Compliance. The Company will deliver to the Trustee on or before June 1 in each year (beginning with the first June 1 following the date of this Indenture) a certificate complying with Section 314(a)(4) of the Trust Indenture Act of 1939.

ARTICLE FIVE

SECURITYHOLDER LISTS
AND REPORTS BY THE TRUSTEE

          Section 5.01. Securityholder Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to any series of Securities, (i) at such times as required by Section 312(a) of the Trust Indenture Act of 1939 and (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of each series as of a date not more than 15 days prior to the time such information is furnished.

          Section 5.02. Delivery of Reports by the Trustee. The reports to be transmitted by the Trustee pursuant to the requirements of Section 313(a) of the Trust Indenture Act of 1939 shall be required to be transmitted on or before the first May 15 following the date of this Indenture, and on or before May 15 in every year thereafter, as provided in Section 313(c) of the Trust Indenture Act of 1939, so long as the Securities of any series are Outstanding hereunder.

          Section 5.03. Reports by the Company. The Company covenants to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports that the Company may be required to file with the Securities Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 314 of the Trust Indenture Act of 1939.

ARTICLE SIX

REMEDIES OF THE TRUSTEE AND
SECURITYHOLDERS ON EVENT OF DEFAULT

          Section 6.01. Events of Default. “Event of Default” whenever used herein with respect to the Securities of any series means any one of the following events and such other events as may be established with respect to such series of Securities as contemplated by Section 2.01, continued for the period of time, if any, and after the giving of notice, if any, designated in this Indenture, as the case may be, unless it is either inapplicable or is specifically deleted or modified in the applicable resolution of the Board of Directors or in the supplemental indenture under which such Securities are issued, as the case may be, as contemplated by Section 2.01:

(a)

default in the payment of principal of or any installment of interest upon any Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 20 days, provided, however, that an administrative error relating to a Security or improperly identifying the Security of a Securityholder shall not be considered in determining whether an Event of Default shall have occurred unless such error shall have continued uncorrected for a period of 30 days after written notification thereof to the Agent Bank and the Trustee (with a copy to the Company) by a Securityholder, the Trustee to be the sole judge of whether the error has been corrected; or

(b)

failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in respect of the Securities of such series contained in this Indenture (other than a covenant or agreement in respect of the Securities of such series a default in whose observance or performance is elsewhere in this Section specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Securities of such series at the time Outstanding; or

(c)

a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of the property of the Company or for the winding up or liquidation of the affairs of the Company shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(d)

the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(e)

an Event of Default with respect to any other series of Securities issued pursuant to this Indenture shall happen and be continuing and the Securities of such other series shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after written notice of such acceleration shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Securities of such series at the time Outstanding; provided, however, that if such Event of Default with respect to such other series of Securities shall be remedied or cured by the Company, or waived by the holders of such other series of Securities, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders of such series; and provided further that, the Trustee shall not be charged with knowledge of any such Event of Default or any remedy, cure or waiver thereof or any such acceleration unless written notice thereof shall have been given to the Trustee by the Company, by a holder or an agent of a holder of any Securities, or by the Trustee then acting under this Indenture with respect to such other series of Securities, under which such Event of Default shall have occurred, or by the holders of at least twenty-five percent in aggregate principal amount of the Securities of such series at the time Outstanding.

If an Event of Default with respect to any series of Securities at the time Outstanding occurs and is continuing, then and in each and every case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders of such series), may declare the principal amount of all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in such Securities contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal amount of the Securities of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all such Securities and the principal of any and all such Securities which shall have become due otherwise than by acceleration and all amounts payable to the Trustee pursuant to the provisions of Section 7.05, and any and all defaults under this Indenture with respect to such series of Securities, other than the nonpayment of principal of and accrued interest on such Securities which shall have become due solely by acceleration, shall have been remedied or cured or waived or provision shall have been made therefor to the satisfaction of the Trustee — then and in every such case the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

          Section 6.02. Payment of Securities on Default; Suit Therefor. The Company covenants that in case default shall be made in the payment of principal of or installment of interest upon any Security as and when the same shall become due and payable, and such default shall have continued for a period of 20 days (provided, however, that an administrative error relating to a Security or improperly identifying the Security of a Securityholder shall not be considered a default under this Section 6.02 unless such error shall have continued uncorrected for a period of 30 days after written notification thereof to the Agent Bank and the Trustee (with a copy to the Company) by a Securityholder, the Trustee to be the sole judge of whether the error has been corrected), then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holder of any such Security the whole amount that then shall have become due and payable on any such Security for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed in accordance with the terms of such Security; and, in addition thereto, such further amount as shall be sufficient to cover costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.05.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company, or any other obligor upon the Securities, and collect in the manner provided by law out of the property of the Company or any other obligor on such Securities wherever situated the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or in case a receiver or trustee (or other similar official) shall have been appointed for the property of the Company, or such other obligor upon such Securities, or in the case of any other similar judicial proceedings relative to the Company, or other obligor on the Securities, or to the creditors or property of the Company or such other obligor upon such Securities, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of the Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Securityholders allowed in such judicial proceedings relative to the Company, or any other obligor on the Securities, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.05 and incurred by it up to the date of such distribution; and any receiver, assignee or trustee (or other similar official) in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee costs and expenses of collection and any further amounts payable to the Trustee pursuant to the provisions of Section 7.05 and incurred by it up to the date of such distribution.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          All rights of action and of asserting claims under this Indenture, or under the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken. In any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities to which such proceedings relate, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

          Section 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of any Securities in respect of which moneys have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee pursuant to the provisions of Section 7.05;

SECOND: In case the principal of the Outstanding Securities of a series in respect of which such moneys have been collected shall not have become due (upon redemption, by declaration, repayment or otherwise) and be unpaid, to the payment of interest, if any, on the Securities of such series;

THIRD: In case the principal of the Outstanding Securities of a series in respect of which such moneys have been collected shall have become due (upon redemption, by declaration, repayment or otherwise), to the payment of the whole amount then owing and unpaid upon such Securities for principal and interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Securities, then to the payment of such principal, and interest, if any, without preference or priority of principal over interest, if any, or of interest, if any, over principal, or of any such Security over any other such Security, ratably to the aggregate of such principal, and accrued and unpaid interest, if any; and

FOURTH: To the payment of the remainder, if any, to the Company, to the extent such moneys were provided thereby, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          Section 6.04. Proceedings by Securityholders. No holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee (or other similar official), or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default with respect to such Security and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent in aggregate principal amount of the Outstanding Securities of the series of which such Security is a part shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such satisfactory indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities of such series, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series. Notwithstanding any other provision in this Indenture, the right of any holder of any Security to receive payment of the principal of and interest on such Security on the respective due dates expressed in such Security and to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired without the consent of such holder.

          Section 6.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          Section 6.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Six to the Trustee or to the Securityholders of any series shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Securities of such series, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of such Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

          Section 6.07. Direction of Proceedings and Waiver of Defaults by Securityholders. The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided, however, that (subject to the requirements of Section 315 of the Trust Indenture Act of 1939) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed could involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may on behalf of the holders of all of the Securities of such series waive any past default or Event of Default and its consequences with respect to the Securities of such series, except a default in the payment of interest on, or the principal of, any Security of such series or in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the holder of each Outstanding Security of the series affected. Upon any such waiver the Company, the Trustee and the holders of such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of such series of Securities and this Indenture be deemed to have been cured and to be not continuing.

ARTICLE SEVEN

CONCERNING THE TRUSTEE

          Section 7.01. Reliance on Documents, Opinions, etc: Subject to the requirements of Section 315 of the Trust Indenture Act of 1939:

(a)

the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)

any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary, an Assistant Secretary or an Attesting Secretary of the Company;

(c)

the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered to be taken by it hereunder in good faith and in accordance with such Opinion of Counsel;

(d)

the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)

the Trustee shall not be liable for any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)

the Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document relating to a series of Securities unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require satisfactory indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense of such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)

the Trustee shall not be charged with knowledge of any default hereunder or any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default or (ii) written notice of such default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Securities with respect to which such default or Event of Default shall have occurred, or by any holder of such Securities; and

(i)

none of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 7.02. No Responsibility for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

          Section 7.03. Ownership of Securities. The Trustee and any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or such agent.

          Section 7.04. Moneys to be Held in Trust. Subject to the provisions of Sections 12.03 and 12.04 hereof, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its President, Chairman or any Vice Chairman of the Board, or any Vice President, Treasurer or Comptroller.

          Section 7.05. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee on an annual basis, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 7.05 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

          Section 7.06. Officers’ Certificate as Evidence. Subject to the requirements of Section 315 of the Trust Indenture Act of 1939, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.

          Section 7.07. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States, any state or the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, (b) is subject to supervision or examination by Federal or State authority, (c) shall have at all times a combined capital and surplus of not less than ten million dollars and (d) is eligible under the provisions of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.07, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

          Section 7.08. Indentures Not Creating Potential Conflicting Interests for the Trustee. The following indentures are hereby specifically described for the purposes of Section 310(b)(1) of the Trust Indenture Act of 1939: (a) this Indenture with respect to the Securities of any other series; (b) the indenture dated as of October 1, 1991, between the Company and the Trustee; (c) the indenture dated as of February 1, 1994, between the Company and the Trustee; (d) the indenture dated as of November 1, 1981, between the Company and the Trustee; (e) the indenture dated as of April 1, 1991, between the Company and the Trustee; (f) the indenture dated as of August 1, 1995, between the Company and the Trustee; (g) the indenture dated as June 3, 1994, between the Company and the Trustee; (h) the indenture dated as February 27, 1997, between the Company and the Trustee; (i) the indenture dated as February 28, 1997, between the Company and the Trustee; (j) the indenture dated as January 25, 2001, between the Company and the Trustee; (k) the indenture dated as July 15, 2005, between the Company and the Trustee (l) the indenture dated as of April 30, 2012, among the Company, LJ VP Holdings LLC and the Trustee.

          Section 7.09. Resignation or Removal of Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice thereof to the holders of Securities of such series at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities of such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee with respect to the Securities of such series shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act of 1939, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee with respect to the Securities of such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee with respect to the Securities of such series.

(b)	In case at any time any of the following shall occur:

(1)

the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act of 1939 after written request therefor by the Company or by any holder who has been a bona fide Holder of a Security for at least six months, or

	(2)	the Trustee shall cease to be eligible in accordance with the provisions of Section 7.07 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

(3)

the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all series and appoint a successor trustee with respect to all series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the requirements of Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor trustee with respect to all Securities. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Securities of one or more series (each series voting as a class) or all series at the time Outstanding may at any time remove the Trustee with respect to the applicable series or all series, as the case may be, and appoint with respect to the applicable series or all series, as the case may be a successor trustee by written notice of such action to the Company, the Trustee and the successor trustee.

          (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

          Section 7.10. Acceptance by Successor Trustee. Any successor trustee with respect to all Securities appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment (or due provision therefor) of any amounts then due it pursuant to the provisions of Section 7.05, execute and deliver an instrument transferring to such successor trustee all the rights and powers with respect to such series of the trustee so ceasing to act. In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust of trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.05. No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be qualified under the requirements of the Trust Indenture Act of 1939 and eligible under the provisions of Section 7.07. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers.

          Upon acceptance of appointment by a successor trustee with respect to any series as provided in Section 7.10, the Company shall mail notice of the succession of such trustee hereunder to the holders of each series of Securities affected at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

          Section 7.11. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be qualified under the requirements of the Trust Indenture Act of 1939 and eligible under the provisions of Section 7.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE EIGHT

CONCERNING THE SECURITYHOLDERS

          Section 8.01. Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholder.

          Section 8.02. Proof of Execution by Securityholders. Subject to the requirements of Section 315 of the Trust Indenture Act of 1939 and Sections 7.01 and 9.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the Security Register.

          The record of any Securityholders’ meeting shall be proved in the manner provided in Section 9.07. The Company may set a record date for purposes of determining the identity of holders of any series of Securities entitled to vote or consent to any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to any series of Securities, only holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

          Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee and any agent of the Company or of the Trustee may deem the Person in whose name a Security shall be registered in the Security Register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

          Section 8.04. Revocation of Consents. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its Principal Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security.

ARTICLE NINE

SECURITYHOLDERS’ MEETINGS

          Section 9.01. Purposes of Meetings. A meeting of holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(1)

to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences or to take any other action authorized to be taken by Securityholders of any or all series pursuant to any of the provisions of Article Six;

(2)	to remove the Trustee of any or all series and nominate a successor trustee pursuant to the provisions of Article Seven;

(3)	to consent to the execution of an indenture or indentures supplemental hereto with respect to any or all series pursuant to the provisions of Section 10.02; or

(4)

to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount, or specified percentage in aggregate principal amount of the Securities of any or all series under any other provision of this Indenture or under applicable law.

          Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Securities of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the holders of Securities of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of such series at their addresses as they shall appear on the Security Register. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

          Section 9.03. Call of Meetings by the Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Securities of any series then Outstanding, shall have requested the Trustee to call a meeting of the holders of Securities of any series that may be so affected, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders, in the amount specified above, may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

          Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders of any or all series then Outstanding a Person shall (a) be a holder of a Security of such series on the Security Register or (b) be a Person appointed by an instrument in writing as proxy by a holder of such a Security. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard of proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner provided in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in Section 8.02.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting. At any meeting each holder of Securities or proxy shall be entitled to one vote for each $100 principal amount of Securities held or represented by him: provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of such Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other such Securityholders. Any meeting of holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          Section 9.06. Quorum; Adjourned Meetings. The Persons entitled to vote a majority in aggregate principal amount of the Securities of the relevant series at the time Outstanding shall constitute a quorum for the transaction of all business specified in Section 9.01. No business shall be transacted in the absence of a quorum (determined as provided in this Section 9.06). In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of the holders of Securities (as provided in Section 9.03), be dissolved. In any other case the meeting shall be adjourned for a period of not less than ten days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.02, except that such notice must be mailed not less than five days prior to the date on which the meeting is scheduled to be reconvened.

          At the second reconvening of any meeting adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Securities of the relevant series then Outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities of the relevant series then Outstanding which shall constitute a quorum.

          At a meeting or any adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso in Section 10.02, by Section 6.07 and by the last sentence of Section 6.04) shall be effectively passed and decided if passed or decided by the Persons entitled to vote the lesser of (a) the percentage in aggregate principal amount of the Securities of the relevant series then Outstanding otherwise entitled hereunder to take the relevant action and (b) 75% in aggregate principal amount of the Securities represented and voting at the meeting.

          Any holder of a Security who has executed in person or by proxy and delivered to the Trustee an instrument in writing complying with the provisions of Article Eight shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such holder of a Security shall be considered as present or voting only with respect to the matters covered by such instrument in writing.

          Section 9.07. Voting. The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders of Securities or of their representatives by proxy and the principal amount of such Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section 9.08. No Delay of Rights by Meeting. Nothing in this Article Nine shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of any or all series under any of the provisions of this Indenture or of the Securities.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

          Section 10.01. Supplemental Indentures without Consent of Securityholders. The Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)

to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

(b)

to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all Securities, stating that such covenants are expressly being included for the benefit of such series) as the Company and the Trustee shall consider to be for the protection of the holders of such Securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c)	to establish the terms of any series of Securities as permitted by Section 2.01;

(d)

to amend in a manner which shall not adversely affect the interests of the holders of Outstanding Securities of a series the price or prices at which, period or periods within which or terms and conditions upon which each such series of Securities may be redeemed in whole or part at the option of the Securityholder;

(e)

to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this First Indenture which shall not adversely affect the interests of the holders of the Outstanding Securities; and

(f)

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture, as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.09.

          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

          Section 10.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Sections 8.01 and 8.02) of the holders of not less than 66-2/3% in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (each series of Securities voting as a class) or, in case all series are so affected, of all series (voting as a class), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Outstanding Securities; provided, however, that no such supplemental indenture shall (i) reduce the principal amount of any Outstanding Security or change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Outstanding Security without the consent of the holder of each Security so affected, (ii) make the principal or interest on any Security payable in any coin or currency other than U.S. dollars without the consent of the holder of each Security so affected or (iii) reduce the aforesaid percentage in aggregate principal amount of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each Security so affected.

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.

          Upon the request of the Company, accompanied by copies of the resolutions of its Board of Directors authorizing the execution and delivery of any such supplement indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Securityholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Section 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          Section 10.04. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the requirements of Section 315 of the Trust Indenture Act of 1939 and Section 7.01, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Ten.

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          Section 11.01. Company May Not Consolidate, etc., Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any corporation, unless (i) the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, expressly assume by an indenture supplemental hereto in form satisfactory to the Trustee the due and punctual payment of the principal of and interest on all the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or condition. In the event of any such sale, conveyance (other than by way of lease), transfer or other disposition, the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

          Section 11.02. Documents to be Given Trustee. The Trustee, subject to the requirements of Section 315 of the Trust Indenture Act of 1939 and Section 7.01, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article Eleven.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE OF INDENTURE

          Section 12.01. Discharge of Indenture. When (a) all Securities have become due and payable, (b) the Company shall have deposited with the Trustee, in trust, funds sufficient to pay all the Securities, including principal and interest due or to become due to such date of payment and (c) there shall have been paid all sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate of the Company and an Opinion of Counsel for the Company each to the effect that all conditions precedent provided for herein to the satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

          Section 12.02. Deposited Moneys to be Held in Trust by Trustee. All moneys deposited with the Trustee pursuant to the provisions of Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own paying agent), to the holders of the Securities for payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

          Section 12.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent of the Securities (other than the Trustee) shall, upon demand of the Company be repaid to the Company or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          Section 12.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or a Paying Agent by the Company for payment of the principal of or interest on any Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such Paying Agent on written demand and thereupon all liability of the Trustee or such Paying Agent with respect to such money shall cease; and the holder of any such Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect.

ARTICLE THIRTEEN

IMMUNITY OF INCORPORATORS,
STOCKHOLDERS, OFFICERS AND DIRECTORS

          Section 13.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

ARTICLE FOURTEEN

MISCELLANEOUS PROVISIONS

          Section 14.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company in this Indenture contained shall bind its successors and assigns whether so expressed or not.

          Section 14.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

          Section 14.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company may be given or served by being deposited postage prepaid by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to General Electric Capital Corporation, Attention: Senior Vice President, Corporate Treasury and Global Funding Operation, 260 Long Ridge Road, Stamford, Connecticut 06927. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Principal Office of the Trustee, addressed to the attention of its Corporate Trust Department.

          Section 14.04. NEW YORK CONTRACT. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

          Section 14.05. Legal Holidays. Except as may be otherwise provided with respect to any series of Securities, in any case where any date on which a payment is due will be in The City of New York, New York or the City of the principal office of the Agent Bank, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or executive order to close or remain closed, then payment of such interest on or principal of the Securities need not be made on such date but may be made on the next succeeding day not in either such city, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or executive order to close or remain closed, with the same force and effect as if made on such date, and no interest shall accrue for the period from and after such date.

          Section 14.06. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 14.07. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 14.08. Separability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 14.09. Benefits. Nothing in this Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 14.10. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Section 310 to 318, inclusive, of the Trust Indenture Act of 1939, such imposed duties or incorporated provision shall control.

          Section 14.11. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except for the certificates required by Section 4.05) shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Section 14.12. Waiver of Jury Trial. THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of November 5, 2012.

GENERAL ELECTRIC CAPITAL CORPORATION

By	/s/ Kathryn A. Cassidy

Title: Senior Vice President – Corporate Treasury and Global Funding Operation

THE BANK OF NEW YORK MELLON

By	/s/ Francine Kincaid

Title: Vice President